Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
SBS Interactive, Co.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112793 and 333-112910) of SBS Interactive, Co. of our report dated April 13, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-KSB.




/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
April 14, 2005